SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Amendment") is effective as of the 3rd day of November, 2021 (the "Effective Date") between LABOHEME PROPERTIES, INC. a Florida corporation ("Landlord"), and SOLITRON DEVICES, INC., a Delaware limited liability company ("Tenant").

RECITALS

A. EuroBank, in behalf of National Landlord Company ("Original Landlord") and Tenant entered into that certain Lease dated as of February 1, 2012 ("Original Lease") under which Tenant leases premises comprised of 46,963 rentable square feet ("Premises") in the property (the "Property") located at 3301 Electronics Way, West Palm Beach, Florida 33407. The Original Lease expired on December 31, 2016.

B. CF EB REO II LLC, a Delaware limited liability company ("Successor Landlord") and Tenant entered into that certain Reinstatement and Amendment to Lease Agreement dated as of October 1, 2014 ("First Amendment") for the purpose of amending and reinstating the Original Lease, for the purpose of extending its expiration date to December 31, 2021, and for the other purposes set forth therein. The Original Lease, as affected by the First Amendment, is referred to herein as the "Lease".

C. Landlord succeeded to the interest of Successor Landlord under the Lease by Special Warranty Deed recorded in Official Records Book 27084 at Page 1963 of the Public Records of Palm Beach County, Florida.

D. Landlord and Tenant desire to enter into this Amendment for the purpose of extending the expiration date of the Lease for certain portions of the Premises, for the purpose of evidencing Tenant's conveyance of certain equipment described in this Amendment, and for the other purposes set forth herein.

NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings given to such terms in the Lease, unless otherwise specifically indicated or unless the context clearly indicates to the contrary.

2. Extension of Lease Term. The expiration date of the Lease shall be extended until 11:59 p.m. on February 28, 2022 ("First Extension Term") with respect to the portion of the Premises designated in yellow in *Exhibit A* attached hereto and made a part hereof ("First Expansion Space"). The expiration date of the Lease shall be extended until 11.59 p.m. March 31, 2022 ("Second Extension Term") with respect to the portion of the Premises designated in pink in *Exhibit A* attached hereto and made a part hereof ("Second Expansion Space"). The period between January 1, 2022 and March 31, 2022 is referred to herein as the "Extension Term". Tenant shall have the use of the roll-up door depicted in orange in *Exhibit A* attached hereto and made a part hereof, ingress to and egress from the First Expansion Space (during the First Expansion Term only) and the Second Expansion Space, and the restrooms located in the Premises, each throughout the Extension Term. Notwithstanding anything contained above, Tenant agrees that it shall have no further right to use, occupy or possess the First Expansion Space after the expiration of the First Extension Term. Tenant acknowledges and agrees that after the expiration of the Second Extension Term, Tenant shall have no further right or option to renew or extend the Lease.

3. Parking. Tenant shall have the nonexclusive use of 20 parking spaces adjacent to the Premises until the expiration of the First Extension Term. Tenant shall have the use of 10 nonexclusive parking spaces adjacent to the Premises for the Second Extension Term.

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4. Base Rent. Tenant shall pay Base Rent for the Extension Term in the following amounts, due on or before the first business day of each calendar month, plus sales tax thereon:

a. For the month of January, 2022, $3,000.00

b. For the month of February, 2022, $3,000.00.

c. For the month of March, 2022, $1,500.00.

5. Additional Rent. In addition to paying Base Rent for the Extension Term, Tenant will pay all separately metered utilities to the Premises for the Extension Term. No other forms of additional rent shall be due and payable.

6. Air Conditioning System. Tenant hereby quit claims and conveys to Landlord, effective on April 1, 2022, the existing forty ton split ton air conditioning unit, previously installed by Tenant, in its AS-IS, WHERE-IS condition, without warranty of any kind except that Tenant hereby represents and warrants that it has good, legal title to said AC system and shall convey same to Landlord free and clear of any liens or third party claims or interests. Tenant has previously delivered to Landlord installation and service invoices for such AC system.

7. Brokers. Each party represents and warrants that it has negotiated this Amendment directly between principals without the involvement of an broker or real estate agent. Each party shall indemnify, defend and hold the other harmless from and against any and all claims by any real estate broker or salesman for a commission, finder's fee or other compensation as a result of a breach by either party of its representation and warranty in this paragraph.

8. Benefit and Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the parties to this Amendment, their legal representatives, successors, and permitted assigns.

9. Conflict. In the event of any conflict between the terms of the Lease and this Amendment, this Amendment shall control.

10. Waiver of Jury Trial; Consent to Jurisdiction. Each of Landlord and Tenant waives the right to trial by jury in connection with any claim or controversy arising between them under the Lease, this Amendment, and any issues related to their relationship of Landlord and Tenant. The exclusive venue for any claim or controversy arising under the Lease, this Amendment, or any matters between Landlord and Tenant shall be the State of Florida courts located in Palm Beach County, Florida.

11. Waiver; Amendment. No failure to exercise and no delay in exercising, any right or power under this Amendment or the Lease shall operate as a waiver thereof. No modification or amendment of this Amendment or the Lease shall be valid and binding unless it is in writing and signed by parties hereto.

12. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute but one agreement. Faxed signatures shall have the same binding effect as original signatures.

13. Electronic Execution. Landlord and Tenant agree that this Amendment shall be binding upon them when signatures are exchanged in portable digital format as attachments to electronic mail messages, or when signatures are affixed through DocuSign or by electronic signature, and that original signatures shall not be required for the enforcement of this Amendment.

14. Ratification. Except as modified by this Amendment, the Lease shall otherwise remain

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unmodified and in full force and effect. .

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD

LABOHEME PROPERTIES, INC. a Florida corporation

By: F. Guyamier
Name Printed: Frank Guyamier
Title: President

TENANT

SOLITRON DEVICES, INC., a Delaware limited liability company

By: Mark Matson
Name Printed: Mark Matson
Title: President

Exhibit A

LOCATION LETTER	LOCATION NAME/DESCRIPTION	CURRENT SQ. FT.
A	Machine Shop/Brazing	2,825.8
B	Environmental	5,973.6
C	Assembly Bathrooms	518.6
D	Calibration	813.1
E	Test/Inspection/Production Control	3,351.0
F	Storage	1,034.3
G	Facilities	546.2
H	Sales/Drafting (Combine Drafting & Engineering Lab)	1,234.4
I	Kitchen	73.5
J	Administration Bathrooms	616.5
K	Accounting	1,470.8
L	IT	330.1
M	Administration Office/Exective Boardroom	1,260.0
N	Foyer/Offices/Storage	789.1
O	Engineering/Sales/Shipping & Receiving Offices	1,386.7
P	Fishbowl	212.4
Q	Document Control	1,837.6
R	Breakroom	1,398.2
S	Test/Encapsulation/Radiflo Area/Marking	3,630.4
T	Electronic Repair & Storage	648.2
U	Radiflo Room / Finish Goods	397.8
V	Assembly Area	7,716.8
W	Wafer Fab. 1	2,108.4
X	Wafer Fab 2	3,712.9
Hall 1	Wafer Fab. Hallway	584.1
Hall 2	Assembly Hallway	1,208.1
Hall 3	Administration Hallway	1,680.7
	Total Sq. Ft.	47,322



A
B
C
D
E
F
G
H
I
J
K
L
M
N
O
P
Q
R
S
T
U
V
W
X
Hall 1
Hall 2
Hall 3
Loading Dock Door